Exhibit 99.1

Cactus Announces Second Quarter 2023 Results

HOUSTON – August 7, 2023 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2023.
Second Quarter Highlights
•Revenue of $305.8 million and operating income of $48.5 million;
•Net income of $32.5 million and diluted earnings per Class A share of $0.38;
•Adjusted net income(1) of $67.3 million and diluted earnings per share, as adjusted(1) of $0.84;
•Net income margin of 10.6% and adjusted net income margin(1) of 22.0%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $115.4 million and 37.7%, respectively;
•Cash flow from operations of $108.1 million;
•On June 7, 2023, announced approval of a $150 million share repurchase authorization;
•On August 1, 2023, the Board of Directors approved a 9% increase to the dividend to $0.12 per quarter;
•Cash and cash equivalents balance of $63.9 million and gross bank debt outstanding of $55 million as of June 30, 2023; and
•As of July 31, 2023, the full balance of the $155 million of bank debt raised to finance the FlexSteel acquisition had been paid off.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023(3)	2022
	(in thousands)
Revenues	$305,819	$228,405	$170,215
Operating income(4)	$48,522	$49,688	$44,241
Operating income margin	15.9%	21.8%	26.0%
Net income	$32,459	$52,288	$35,780
Net income margin	10.6%	22.9%	21.0%
Adjusted net income(1)	$67,279	$50,682	$33,409
Adjusted net income margin(1)	22.0%	22.2%	19.6%
Adjusted EBITDA(2)	$115,419	$79,411	$55,506
Adjusted EBITDA margin(2)	37.7%	34.8%	32.6%
(1)Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)First quarter 2023 results throughout include only one month of FlexSteel results from the close of the acquisition on February 28th, 2023.
(4)Operating income for the second quarter of 2023 includes $18.1 million of expense related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition, $19.3 million of inventory costs associated with the step-up in value of inventory on hand at acquisition, and $8.7 million of intangible amortization expense related to purchase price accounting. Operating income for the first quarter of 2023 includes $4.2 million of inventory costs associated with the step-up in value of inventory on hand at acquisition and $3.7 million of intangible amortization expense related to purchase price accounting.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “The second quarter once again showcased our ability to outperform a declining U.S. rig count due to our differentiated products and focus on execution. Revenues increased sequentially in both segments despite lower U.S. activity levels as the quarter progressed. Additionally, our substantial free cash flow generation enabled us to repay all of the $155 million of debt raised for the FlexSteel acquisition within five months of closing, well ahead of plan, leaving us once again free of bank debt.”

“Looking ahead to the third quarter, we anticipate revenue to be down sequentially due to lower U.S. land activity levels, although we expect impacts to the FlexSteel business will lag the activity decline. We also expect margins to remain robust in both segments. We believe the majority of the rig count declines are behind us and are optimistic that drilling activity levels in the fourth quarter will be flat to up.”

Mr. Bender concluded, “The integration of the FlexSteel business has been proceeding smoothly, and we are very pleased to report the first full quarter of results since the acquisition closed. Revenue, margins and cash flow generation all exceeded our expectations, and we continue to be excited about the growth potential of the business under our ownership. Additionally, we are pleased to have our new share repurchase authorization in place to allow us to invest in Cactus stock during what we perceive to be market price dislocations.”

Segment Performance
Upon completion of the FlexSteel acquisition, we re-evaluated our reportable segments and now report two business segments, Pressure Control (legacy Cactus) and Spoolable Technologies (FlexSteel). All corporate and other costs not directly attributable to either segment have been included in Pressure Control results.

Pressure Control

	Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
	(in thousands)
Pressure Control
Revenue	$199,134	$194,655	$170,215

Operating income	$54,540	$49,439	$44,241
Revaluation gain on TRA liability(1)	—	3,417	—
Depreciation and amortization expense	9,127	7,992	8,915
Segment EBITDA(2)	63,667	60,848	53,156
Stock-based compensation	4,086	3,091	2,350
Revaluation gain on TRA liability(1)	—	(3,417)	—
Transaction related expenses(3)	2,191	8,581	—
Adjusted Segment EBITDA(2)	$69,944	$69,103	$55,506

Operating income margin	27.4%	25.4%	26.0%
Adjusted Segment EBITDA margin(2)	35.1%	35.5%	32.6%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

Second quarter 2023 Pressure Control revenue increased $4.5 million, or 2.3%, sequentially, as sales of wellhead and production related equipment improved primarily due to higher customer activity relative to the declining rig count. Operating income increased $5.1 million, or 10.3%, sequentially, with margins increasing 200 basis points primarily due to lower transaction expenses offset partially by an increase in the allowance for doubtful accounts. Adjusted Segment EBITDA increased $0.8 million, or 1.2%, sequentially, with Adjusted Segment EBITDA margins decreasing 40 basis points.

Spoolable Technologies

	Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
	(in thousands)
Spoolable Technologies
Revenue	$106,685	$33,750	$—

Operating income (loss)	$(6,018)	$249	$—
Other non-operating income	—	121	—
Depreciation and amortization expense	12,787	5,118	—
Segment EBITDA(1)	6,769	5,488	—
Stock-based compensation	1,237	750	—
Remeasurement (gain) loss on earn-out liability(2)	18,144	(121)	—
Inventory step-up expense(3)	19,325	4,191	—
Adjusted Segment EBITDA(1)	$45,475	$10,308	$—

Operating income (loss) margin	(5.6)%	0.7%	n/a
Adjusted Segment EBITDA margin(1)	42.6%	30.5%	n/a
(1)Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(2)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(3)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

In the second quarter of 2023, Spoolable Technologies generated revenue of $106.7 million and segment operating loss of $6.0 million. Operating loss was inclusive of $19.3 million of inventory costs associated with the step-up in value of inventory on hand at acquisition, $8.7 million of intangible amortization expense, and $18.1 million of expense related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition. Adjusted Segment EBITDA margins increased 1,210 basis points due to the depletion of higher cost material in the prior quarter and improved operating leverage.
Liquidity, Capital Expenditures and Other
As of June 30, 2023, the Company had $55.0 million gross bank debt, $63.9 million of cash and cash equivalents, and $193.3 million availability on our revolving credit facility. Operating cash flow was $108.1 million for the second quarter of 2023. During the second quarter, the Company made dividend payments and associated distributions of $8.7 million.

Net cash used in investing activities represented $6.4 million during the second quarter of 2023. For the full year 2023, the Company now expects net capital expenditures to be in the range of $35 million to $45 million on lower expectations for near-term growth spending given moderating activity levels.

As of June 30, 2023, Cactus had 64,609,498 shares of Class A common stock outstanding (representing 81.3% of the total voting power) and 14,820,100 shares of Class B common stock outstanding (representing 18.7% of the total voting power).
Quarterly Dividend
In August 2023, the Board approved a quarterly cash dividend of $0.12 per share of Class A common stock with payment to occur on September 14, 2023 to holders of record of Class A common stock at the close of business on August 28, 2023. A corresponding distribution of up to $0.12 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Tuesday August 8, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Revenues
Pressure Control	$199,134	$170,215	$393,789	$316,114
Spoolable Technologies	106,685	—	140,435	—
Total revenues	305,819	170,215	534,224	316,114

Operating income (loss)
Pressure Control	54,540	44,241	103,979	75,231
Spoolable Technologies	(6,018)	—	(5,769)	—
Total operating income	48,522	44,241	98,210	75,231

Interest income (expense), net	(5,928)	304	(4,926)	204
Other income (expense), net	—	—	3,538	(1,115)
Income before income taxes	42,594	44,545	96,822	74,320
Income tax expense	10,135	8,765	12,075	11,457
Net income	$32,459	$35,780	$84,747	$62,863
Less: net income attributable to non-controlling interest	7,709	8,636	17,103	15,103
Net income attributable to Cactus, Inc.	$24,750	$27,144	$67,644	$47,760

Earnings per Class A share - basic	$0.38	$0.45	$1.05	$0.80
Earnings per Class A share - diluted(1)	$0.38	$0.44	$1.02	$0.78

Weighted average shares outstanding - basic	64,566	60,523	64,155	59,909
Weighted average shares outstanding - diluted(1)	65,003	76,322	79,512	76,262

(1)Dilution for the three months ended June 30, 2023 excludes 14.9 million shares of Class B common stock as the effect would be anti-dilutive. Dilution for the six months ended June 30, 2023 includes $17.7 million of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 14.9 million weighted average shares of Class B common stock outstanding plus the effect of dilutive securities. Dilution for the three and six months ended June 30, 2022 includes $9.0 million and $15.7 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 25.0% and 15.4 million and 15.9 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2023	2022
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$63,910	$344,527
Accounts receivable, net	214,590	138,268
Inventories	209,387	161,283
Prepaid expenses and other current assets	11,182	10,564
Total current assets	499,069	654,642

Property and equipment, net	345,956	129,998
Operating lease right-of-use assets, net	20,998	23,183
Intangible assets, net	187,971	—
Goodwill	202,806	7,824
Deferred tax asset, net	209,721	301,644
Other noncurrent assets	9,876	1,605
Total assets	$1,476,397	$1,118,896

Liabilities and Equity
Current liabilities
Accounts payable	$63,585	$47,776
Accrued expenses and other current liabilities	53,216	30,619
Current portion of liability related to tax receivable agreement	27,544	27,544
Finance lease obligations, current portion	7,299	5,933
Operating lease liabilities, current portion	4,446	4,777
Long-term debt, current portion	24,641	—
Total current liabilities	180,731	116,649

Deferred tax liability, net	1,049	1,966
Liability related to tax receivable agreement, net of current portion	262,882	265,025
Finance lease obligations, net of current portion	8,614	6,436
Operating lease liabilities, net of current portion	16,364	18,375
Long-term debt, net of current portion	30,000	—
Other noncurrent liabilities	23,983	—
Total liabilities	523,623	408,451

Equity	952,774	710,445
Total liabilities and equity	$1,476,397	$1,118,896

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income	$84,747	$62,863
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	35,024	17,592
Deferred financing cost amortization	3,545	84
Stock-based compensation	9,164	5,016
Provision for expected credit losses	1,515	240
Inventory obsolescence	1,980	959
Gain on disposal of assets	(1,632)	(518)
Deferred income taxes	1,079	8,504
Change in fair value of earn-out liability	18,023	—
(Gain) loss from revaluation of liability related to tax receivable agreement	(3,417)	1,115
Changes in operating assets and liabilities:
Accounts receivable	(20,107)	(36,484)
Inventories	41,185	(30,670)
Prepaid expenses and other assets	965	(210)
Accounts payable	1,236	14,238
Accrued expenses and other liabilities	(4,789)	5,494
Net cash provided by operating activities	168,518	48,223

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(618,857)	—
Capital expenditures and other	(23,700)	(13,752)
Proceeds from sales of assets	3,038	876
Net cash used in investing activities	(639,519)	(12,876)

Cash flows from financing activities
Proceeds from issuance of long-term debt	155,000	—
Repayments of borrowings of long-term debt	(100,000)	—
Net proceeds from the issuance of Class A common stock	169,878	—
Payments of deferred financing costs	(6,817)	—
Payments on finance leases	(3,594)	(2,987)
Dividends paid to Class A common stock shareholders	(14,469)	(13,335)
Distributions to members	(4,712)	(3,348)
Repurchase of shares	(4,599)	(4,495)
Net cash provided by (used in) financing activities	190,687	(24,165)

Effect of exchange rate changes on cash and cash equivalents	(303)	(1,167)

Net increase (decrease) in cash and cash equivalents	(280,617)	10,015

Cash and cash equivalents
Beginning of period	344,527	301,669
End of period	$63,910	$311,684

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
	(in thousands, except per share data)
Net income	$32,459	$52,288	$35,780
Adjustments:
Revaluation gain on TRA liability(1)	—	(3,417)	—
Transaction related expenses, pre-tax(2)	2,191	8,581	—
Intangible amortization expense(3)	8,663	3,666	—
Remeasurement (gain) loss on earn-out liability(4)	18,144	(121)	—
Inventory step-up expense(5)	19,325	4,191	—
Income tax expense differential(6)	(13,503)	(14,506)	(2,371)
Adjusted net income	$67,279	$50,682	$33,409

Diluted earnings per share, as adjusted	$0.84	$0.64	$0.44

Weighted average shares outstanding, as adjusted(7)	79,866	79,155	76,322

Revenue	$305,819	$228,405	$170,215
Net income margin	10.6%	22.9%	21.0%
Adjusted net income margin	22.0%	22.2%	19.6%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(5)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes for the three months ended June 30, 2023, 24.5% for the three months ended March 31, 2023, and 25.0% for the three months ended June 30, 2022.
(7)Reflects 64.6, 63.7, and 60.5 million weighted average shares of basic Class A common stock outstanding and 14.9, 15.0 and 15.4 million of additional shares for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Net income	$32,459	$52,288	$35,780	$84,747	$62,863
Interest (income) expense, net	5,928	(1,002)	(304)	4,926	(204)
Income tax expense	10,135	1,940	8,765	12,075	11,457
Depreciation and amortization	21,914	13,110	8,915	35,024	17,592
EBITDA	70,436	66,336	53,156	136,772	91,708
Revaluation (gain) loss on TRA liability(1)	—	(3,417)	—	(3,417)	1,115
Transaction related expenses(2)	2,191	8,581	—	10,772	—
Remeasurement (gain) loss on earn-out liability(3)	18,144	(121)	—	18,023	—
Inventory step-up expense(4)	19,325	4,191	—	23,516	—
Stock-based compensation	5,323	3,841	2,350	9,164	5,016
Adjusted EBITDA	$115,419	$79,411	$55,506	$194,830	$97,839

Revenue	$305,819	$228,405	$170,215	$534,224	$316,114
Net income margin	10.6%	22.9%	21.0%	15.9%	19.9%
Adjusted EBITDA margin	37.7%	34.8%	32.6%	36.5%	31.0%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel Acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Segment EBITDA as segment operating income including other non-operating income and excluding depreciation and amortization, in each case, attributable to the segment. Cactus defines Adjusted Segment EBITDA as Segment EBITDA excluding the other items outlined below that are attributable to the segment.

Cactus management believes Segment EBITDA and Adjusted Segment EBITDA are useful because they allow management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Segment EBITDA and Adjusted Segment EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Pressure Control
Revenue	$199,134	$194,655	$170,215	$393,789	$316,114

Operating income	$54,540	$49,439	$44,241	$103,979	$75,231
Revaluation gain (loss) on TRA liability(1)	—	3,417	—	3,417	(1,115)
Depreciation and amortization expense	9,127	7,992	8,915	17,119	17,592
Segment EBITDA	63,667	60,848	53,156	124,515	91,708
Stock-based compensation	4,086	3,091	2,350	7,177	5,016
Revaluation (gain) loss on TRA liability(1)	—	(3,417)	—	(3,417)	1,115
Transaction related expenses(2)	2,191	8,581	—	10,772	—
Adjusted Segment EBITDA	$69,944	$69,103	$55,506	$139,047	$97,839

Operating income margin	27.4%	25.4%	26.0%	26.4%	23.8%
Adjusted Segment EBITDA margin	35.1%	35.5%	32.6%	35.3%	31.0%
(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel Acquisition and related financing.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Segment EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA margin (continued)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Spoolable Technologies
Revenue	$106,685	$33,750	$—	$140,435	$—

Operating income (loss)	$(6,018)	$249	$—	$(5,769)	$—
Other non-operating income	—	121	—	121	—
Depreciation and amortization expense	12,787	5,118	—	17,905	—
Segment EBITDA	6,769	5,488	—	12,257	—
Stock-based compensation	1,237	750	—	1,987	—
Remeasurement (gain) loss on earn-out liability(1)	18,144	(121)	—	18,023	—
Inventory step-up expense(2)	19,325	4,191	—	23,516	—
Adjusted Segment EBITDA	$45,475	$10,308	$—	$55,783	$—

Operating income (loss) margin	(5.6)%	0.7%	n/a	(4.1)%	n/a
Adjusted Segment EBITDA margin	42.6%	30.5%	n/a	39.7%	n/a
(1)Represents non-cash adjustments for the revaluation of the earn-out liability associated with the FlexSteel Acquisition.
(2)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

A reconciliation of segment operating income to net income is shown below.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
	(in thousands)			(in thousands)
Consolidated operating income (loss)
Pressure Control	$54,540	$49,439	$44,241	$103,979	$75,231
Spoolable Technologies	(6,018)	249	—	(5,769)	—
Total operating income	48,522	49,688	44,241	98,210	75,231

Interest income (expense), net	(5,928)	1,002	304	(4,926)	204
Other income (expense), net	—	3,538	—	3,538	(1,115)
Income before income taxes	42,594	54,228	44,545	96,822	74,320
Income tax expense	10,135	1,940	8,765	12,075	11,457
Net income	$32,459	$52,288	$35,780	$84,747	$62,863